Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

In accordance with Rule 13d–1(k)(l) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with such other undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.01 per share, of the Issuer, and agrees that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of this 29th day of March, 2019.

Clear Channel Holdings, Inc.

By:	/s/ Lauren E. Dean
	Name:	Lauren E. Dean
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

iHeartCommunications, Inc.

By:	/s/ Lauren E. Dean
	Name:	Lauren E. Dean
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

iHeartMedia Capital I, LLC

By:	/s/ Lauren E. Dean
	Name:	Lauren E. Dean
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

iHeartMedia Capital II, LLC

By:	/s/ Lauren E. Dean
	Name:	Lauren E. Dean
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

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iHeartMedia, Inc.

By:	/s/ Lauren E. Dean
	Name:	Lauren E. Dean
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

CC Finco, LLC

By:	/s/ Lauren E. Dean
	Name:	Lauren E. Dean
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

Broader Media, LLC

By:	/s/ Lauren E. Dean
	Name:	Lauren E. Dean
	Title:	Senior Vice President, Associate General Counsel and Assistant Secretary

[Signature Page to Joint Filing Agreement]